For Ministry Use Only
À l'usage exclusif du ministère

Ontario Ministry of Consumer and Commercial Relations

Ministère de la Consommation et du Commerce

Ontario Corporation Number
Numéro de la compagnie en Ontario

1334970

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JANUARY 11 JANVIER, 1999

[signature]
Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

Form 1
Business Corporations Act

Formule numéro 1
Loi sur les compagnies

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: *Dénomination sociale de la compagnie:*

1334970 ONTARIO INC.

2. The address of the registered office is: *Adresse du siège social:*

36 Toronto Street, Suite 1000

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro ou numéro de la R.R. et, s'il s'agit édifice à bureaux, numéro du bureau)

Toronto, Ontario M5C 2C

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)
(Postal Code/*Code po*

3. Number (or minimum and maximum number) of directors is: *Nombre (ou nombres minimal et maximal) d'administrateurs:*

Minimum of One (1), Maximum of Ten (10).

4. The first director(s) is/are: *Premier(s) administrateur(s):*

First Name, initials and surname *Prénom, initiales et nom de famille*	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No *Résident Canadien Oui/Non*
JAY GOLDMAN	2010 BATHURST STREET APARTMENT #2 TORONTO, ONTARIO M5P 3L1	YES

DYE & DURHAM Corporation Forms-On-Disk

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s'il y a lieu,
ou aux pouvoirs de

None.

Form 1
Business
Corporations
Act

Formule
numéro 1
Loi sur les
compagnies

6. The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombr
la compagnie est aut

The Corporation shall be authorized to issue
of shares designated as "Common Shares".

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s'il y a lieu, ou aux pouvoirs de

None.

Form 1
Business
Corporations
Act

Formule numéro 1 Loi sur les compagnies

6. The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombr la compagnie est aut

The Corporation shall be authorized to issue of shares designated as "Common Shares".

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restricti... rattachés à chaque catég... administrateurs relatifs à ... peut être émise en série:

None.

Form 1
Business
Corporations
Act

*Formule
numéro 1
Loi sur les
compagnies*

8. The Issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L'émission, le transfert ou la p pas restreinte. Les restrictio suivantes:

None.

Form 1
Business
Corporations
Act

Formule numéro 1
Loi sur les compagnies